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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) May 19, 2000.


                                PHARMAPRINT INC.
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               (Exact name of registrant as specified in charter)


         Delaware                        0-21141                 33-0640125
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(State or other jurisdiction     (Commission File Number)      (IRS Employer
    of incorporation)                                        Identification No.)


2600 Michelson Drive, Ste. 1600, Irvine, CA                         92612
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 (Address of principle executive offices)                         (Zip Code)


Registrant's telephone number, including area code 949-794-7778
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                                       N/A
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         (Former name or former address, if changed since last report.)

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Item 4. Changes in Registrant's Certifying Accountant

         On May 19, 2000, the board of directors of PharmaPrint Inc. (the "Company") approved the dismissal of Arthur Andersen LLP (the "Former Auditor"), the principal accountant previously engaged to audit the Company's financial statements. During the Company's two most recent fiscal years, the principal accountant's report on the Company's financial statements did not contain an adverse opinion, disclaimer of opinion, qualification or modification as to uncertainty, audit scope or accounting principles. During the Company's two most recent fiscal years and the subsequent period through May 19, 2000, there were no disagreements with the Former Auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedures, which disagreement, if not resolved to the satisfaction of the Former Auditor, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

         On May 19, 2000, the board of directors of the Company approved the engagement of Corbin & Wertz as the principal accountant to audit the Company's financial statements. During the Company's two most recent fiscal years and the subsequent period through May 19, 2000, prior to such appointment, the Company has not consulted the newly engaged accountant regarding either the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Company's financial statements, nor on any matter that was either the subject of a disagreement or a reportable event.

         The Former Auditor reviewed the disclosure provided in this Current Report on Form 8-K/A prior to its filing with the Securities and Exchange Commission.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              PHARMAPRINT INC.


Date: June 9, 2000                            By: /s/ Steven A. Bowman
                                                  ------------------------------
                                                  Name: Steven A. Bowman
                                                  Title: Chief Executive Officer


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                                  EXHIBIT INDEX

        EXHIBIT
        NUMBER                     DESCRIPTION
        -------                    -----------

         16       Letter regarding change of certifying accountant